UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2007

LINCOLNWAY ENERGY, LLC
(Exact name of registrant as specified in its charter)

Iowa	000-51764	20-1118105
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

59511 W. Lincoln Highway, Nevada, Iowa		50201
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (515) 382-8899

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁯	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⁯	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⁯	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⁯	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Lincolnway Energy, LLC entered into a Distiller's Grains Marketing Agreement with Hawkeye Gold, LLC effective as of October 1, 2007. Under the Distiller's Grains Marketing Agreement, Hawkeye Gold, LLC is required to use commercially reasonable efforts to submit purchase orders to Lincolnway Energy, LLC for purchases of Lincolnway Energy, LLC's output of distiller's grains at Lincolnway Energy, LLC's Nevada, Iowa ethanol plant. Lincolnway Energy, LLC may only reject a purchase order for and on a commercially reasonable basis. The purchase price payable by Hawkeye Gold, LLC is the sale price and other amounts billed or invoiced by Hawkeye Gold, LLC to its customer for the distiller's grains in question, less freight and other costs and the marketing fee of Hawkeye Gold, LLC. The Distiller's Grains Marketing Agreement can be terminated by either Lincolnway Energy, LLC or Hawkeye Gold, LLC providing the other with at least 90 days prior written notice of termination.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLNWAY ENERGY, LLC

Date: October 3, 2007	By:	/s/ Richard Brehm
Richard Brehm, President and
Chief Executive Officer